Exhibit 99

Sunshine Heart Provides FAQ Regarding Transmutation of CDIs to Common Stock

Sydney, Australia and Eden Prairie, MN: March 12, 2012: Sunshine Heart, Inc. (NASDAQ: SSH / ASX: SHC) today announced that it has posted Frequently Asked Questions on its website to provide information on its dual listing on the NASDAQ Capital Market and the Australian Securities Exchange.  In particular, the Frequently Asked Questions provide information to holders of its CHESS Depositary Instruments (CDI’s) who may be interested in converting or transmuting CDIs into common stock.  The Frequently Asked Questions are available on Sunshine Heart’s website at http://www.sunshineheart.com/investor-faq/.

As discussed in more detail in the Frequently Asked Questions, CDI holders will need to complete Sunshine Heart’s Notice of Transmutation Form in order to convert their CDIs into common stock. A copy of the form may be downloaded from the website listed above or you may call Link Market Services on +612 8280 7181 or email registrars@linkmarketservices.com.au and Link will be able to either email, fax or post a copy of this form to you depending on your preference.  Holders of CDIs may convert CDIs into common stock at any time; provided, that the holder meets the necessary requirements. Before submitting a conversion request, please read the Frequently Asked Questions regarding tradability of the shares on the NASDAQ Capital Stock.

About Sunshine Heart®

Sunshine Heart is a global medical device company committed to the commercialization of the C-Pulse Heart Assist System, an implantable, non-blood contacting, heart assist therapy for the treatment of moderate to severe heart failure which can be implanted using a minimally invasive procedure. C-Pulse is designed to relieve the symptoms of heart failure through the use of counter-pulsation technology which enables an increase in cardiac output, an increase in coronary blood flow and a reduction in the heart’s pumping load. The Company has completed enrollment of an approved U.S. Food and Drug Administration (FDA) 20 patient feasibility clinical trial with the C-Pulse System. Sunshine Heart is a Delaware corporation headquartered in Minneapolis with a subsidiary presence in Australia. The Company has been listed on the ASX since September 2004. For more information, please visit www.sunshineheart.com.

Forward-Looking Statements

This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation, our expectations with respect to product development and commercialization efforts, results of clinical trials, expected timing of regulatory filings and approvals, regulatory acceptance of our filings and research and development activities, ultimate clinical outcomes and benefits of our products to patients, market and physician acceptance of the products, intellectual property protection, competitive product offerings and the other risk factors described in our filings with the SEC and ASX could cause actual events to adversely differ from the expectations indicated in these forward looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. Sunshine Heart does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Sunshine Heart may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility regulatory authorities do not accept our application or approve the marketing of the C-Pulse® Heart Assist System, the possibility we may be unable to raise the funds necessary for the development and commercialization of our products, and those described in our filings with the ASX.  We may update our risk factors from time to time.

For further information, please contact:

Jeff Mathiesen Chief Financial Officer +1 952 345 4200